UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2022

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

825 Industrial Road, 4th Floor
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per value	IOVA	The Nasdaq Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Wendy Dixon

On June 10, 2022, the Board of Directors (the “Board’) of Iovance Biotherapeutics, Inc. (the “Company”) increased the size of the Board from six members to seven members, and appointed Wendy Dixon, Ph.D., as a director and new member of the Board, effective June 10, 2022, to fill such newly created vacancy.

Dr. Dixon previously served as Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb (“BMS”) from 2001 to 2009. She led the global commercialization and launch strategy of eight new products and directed growth and life cycle management for in-line brands. As a member of the Executive Committee at BMS, she was deeply involved with the strategy and activities that transformed BMS into a highly successful specialty biopharmaceutical company. Dr. Dixon also established and served as the executive sponsor for the BMS “Women’s Affinity Network,” focused on gender diversity and inclusion priorities. From 1996 to 2001, Dr. Dixon was Senior Vice President, Marketing at Merck & Co., where she was responsible in launching six new products. Previously, Dr. Dixon held executive management positions at West Pharmaceuticals, Osteotech and Centocor, as well as various positions at SmithKline and French (now GlaxoSmithKline) in marketing, regulatory affairs, project management and as a biochemist. She currently serves on the board of directors of Alkermes Plc, Arvinas, Inc. and Black Diamond Therapeutics, Inc. Previously, Dr. Dixon served on the board of directors of Incyte Corporation, bluebird bio, Inc., Dentsply International, Furiex Pharmaceuticals, Orexigen Therapeutics, Sesen Bio, Inc. (formerly Eleven Biotherapeutics, Inc.), Ardea Biosciences, Inc. and Voyager Therapeutics, Inc. Dr. Dixon earned a B.Sc., an M.Sc. in Natural Science, and a Ph.D. in Biochemistry at the University of Cambridge, UK.

There are no arrangements or understandings between Dr. Dixon and any other persons pursuant to which she was chosen as a director of the Company. There are no family relationships between Dr. Dixon and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Dr. Dixon is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with the annual equity awards granted to the directors, Dr. Dixon was granted on June 10, 2022 (the “Date of Grant”) a restricted stock unit (the “RSU”) to receive $425,000 of the Company’s common stock valued at $8.30 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on the Date of Grant. The RSU will vest on the one-year anniversary of the Date of Grant, subject to Dr. Dixon’s continuous service.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 10, 2022, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) virtually, via live webcast. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s Proxy Statement. At the Annual Meeting, 129,407,210 shares, or approximately 82.337% of all shares of the Company’s common stock outstanding as of the record date, were present either in person or by proxy. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter:

•	Proposal 1: a proposal to elect Iain Dukes, D. Phil., Athena Countouriotis, M.D., Ryan Maynard, Merrill A. McPeak, Wayne P. Rothbaum and Michael Weiser, M.D., Ph.D. to the Board to serve as directors until the Company’s 2023 Annual Meeting of Stockholders;

•	Proposal 2: a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

•	Proposal 3: a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	Proposal 4: a proposal to approve an amendment to the 2018 Equity Incentive Plan to increase the number of shares available for grant from 14,000,000 shares to 20,700,000 shares.

Voting Results

Proposal 1: The voting results for the election of the director nominees were as follows:

	For	Withheld	Broker Non-Vote
Dr. Dukes	49,047,001	72,790,840	7,569,369
Dr. Countouriotis	78,501,992	43,335,879	7,569,369
Mr. Maynard	120,918,878	918,963	7,569,369
General McPeak	108,838,381	12,999,460	7,569,369
Mr. Rothbaum	119,780,615	2,057,226	7,569,369
Dr. Weiser	110,020,805	11,817,036	7,569,369

Each of the above nominees, other than Dr. Dukes, was re-elected as a director of the Company.

Re-Appointment of Dr. Iain Dukes as a Director

Dr. Dukes received a greater number of “withheld” votes from his election than votes “for” his election. The Company previously adopted a majority vote policy for director re-election (the “Majority Vote Policy”) as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2022. In accordance with the Majority Vote Policy, Dr. Dukes tendered his conditional resignation to the Company on June 10, 2022. ISS Proxy Advisory Services and Glass Lewis & Co. recommended that shareholders of the Company withhold votes from Dr. Dukes’ re-election as a director of the Company because (1) Dr. Dukes is technically considered not independent under the applicable SEC and The Nasdaq Stock Market LLC rules, and he serves as the chair of the Nominating and Corporate Governance Committee of the Board, and (2) lack of perceived Board diversity. Dr. Dukes was a party to a previous consulting agreement with the Company that expired in December 2019. As a result, due to the three-year look-back period for independence under applicable SEC rules, Dr. Dukes is currently not considered independent, but he will be considered independent after December 2022.

The Board, upon recommendation of the Nominating and Corporate Governance Committee (the “Committee”) and pursuant to the Company’s Third Amended and Restated Bylaws, considered Dr. Dukes’ conditional resignation and determined that Dr. Dukes shall remain as a director on the Board. Dr. Dukes recused himself from such votes. In considering whether to accept or reject Dr. Dukes’ conditional resignation, the Board, in consultation with the Committee, considered all factors believed relevant, including without limitation: (i) the underlying reasons for Dr. Dukes not receiving a majority of votes cast in favor of his re-election as director; (ii) the tenure and qualifications of Dr. Dukes; (iii) the fact that Dr. Dukes’ prior consulting agreement expired in 2019, and Dr. Dukes would be considered independent under the applicable securities laws beginning in 2023; (iv) Dr. Dukes’ past and expected future contributions to the Board, including his valuable role as Board chair; (v) the overall composition of the Board, including Dr. Dukes ability to recruit a new female director to the Board as noted above; and (vi) whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation, including under the Nasdaq listing requirements and federal securities laws.

Proposal 2: This proposal was approved with 85,889,444 “FOR” votes, 35,867,451 “AGAINST” votes and 80,946 “ABSTAIN” votes. There were 7,569,369 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 129,237,133 “FOR” votes, 103,145 “AGAINST” votes and 66,932 “ABSTAIN” votes. There were 0 broker non-votes in connection with this proposal.

Proposal 4: This proposal was approved with 113,445,301 “FOR” votes, 8,329,846 “AGAINST” votes and 62,694 “ABSTAIN” votes. There were 7,569,369 broker non-votes in connection with this proposal.

Item 8.01.	Other Events.

On June 13, 2022, the Company issued a press release announcing the appointment of Wendy Dixon, Ph.D., as a director. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated June 13, 2022.
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, Interim CEO & General Counsel